                                                                    Exhibit 23.1
                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
EXTEX Information Services, Inc.


     The audits referred to in our report dated August 21, 1998, included the related financial statements schedule as of June 28, 1998, and for each of the years in the three-year-period ended June 28, 1998, included in the registration statement on page S-1. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                            KPMG LLP


Stamford, Connecticut
January 20, 1999